Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Chefs’ Warehouse, Inc.
Ridgefield, CT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Chefs’ Warehouse, Inc. of our reports dated February 28, 2023 relating to the consolidated financial statements and the effectiveness of The Chefs’ Warehouse, Inc.’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 30, 2022.

/s/ BDO USA, P.A.

Stamford, CT

August 11, 2023